Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 8, 2016

O’Reilly Automotive, Inc.
233 South Patterson
Springfield, Missouri 65802

Re:                             O’Reilly Automotive, Inc.
Registration Statement on Form S-3 (File No. 333-209788)

Ladies and Gentlemen:

We have acted as special counsel to O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 3.550% Senior Notes due 2026 (the “Notes”) to be issued under the Indenture, dated as of March 8, 2016 (the “Base Indenture”), as supplemented and amended by the First Supplemental Indenture, dated as of March 8, 2016 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors listed on Schedule I hereto (collectively, the “Guarantors”) and UMB Bank, N.A., as Trustee (the “Trustee”).  The Indenture provides that the Notes are to be guaranteed by the Guarantors (such guarantees, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-3 (File No. 333-209788) of the Company relating to the Securities and other debt securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on February 29, 2016 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated February 29, 2016 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the preliminary prospectus supplement, dated March 1, 2016 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the

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Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the pricing term sheet, dated March 1, 2016, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 433(d)(5)(iii) of the Rules and Regulations;

(e)                                  the prospectus supplement, dated March 1, 2016 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(f)                                   an executed copy of the Underwriting Agreement, dated March 1, 2016 (the “Underwriting Agreement”), among the Company, the Guarantors and J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(g)                                  the global certificate evidencing the Notes (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery;

(h)                                 an executed copy of the Base Indenture, including Article Ten thereof containing the Guarantees;

(i)                                     an executed copy of the Supplemental Indenture;

(j)                                    an executed copy of a certificate for O’Reilly Auto Enterprises, LLC, a Delaware limited liability company (the “Delaware LLC Guarantor”), of Tricia Headley, Secretary of the Delaware LLC Guarantor, dated the date hereof (the “Secretary’s Certificate”);

(k)                                 a copy of the Delaware LLC Guarantor’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of February 23, 2016, and certified pursuant to the Secretary’s Certificate;

(l)                                     a copy of the Delaware LLC Guarantor’s Limited Liability Company Agreement (the “LLC Agreement”), dated January 1, 2014, by Ozark Services, Inc., a Missouri corporation (“Services”), as Sole Member of the Delaware LLC Guarantor, certified pursuant to the Secretary’s Certificate;

(m)                             a copy of certain resolutions of Services, as Sole Member of the Delaware LLC Guarantor, adopted on February 26, 2016, certified pursuant to the Secretary’s Certificate; and

(n)                                 a copy of a certificate, dated February 23, 2016, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Delaware LLC Guarantor’s existence and good standing in the State of Delaware.

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We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the Delaware Limited Liability Company Act (the “DLLCA”) and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

As used herein, (i) “Opinion Parties” means the Company and the Guarantors and (ii) “Transaction Agreements” means the Note Certificate, the Base Indenture and the Supplemental Indenture.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      The Note Certificate, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.                                      The Guarantee by the Delaware LLC Guarantor has been duly authorized by all requisite limited liability company action on the part of the Delaware LLC Guarantor under the DLLCA.  When the Note Certificate is issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantee of each Guarantor will constitute the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

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(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)                                  we have assumed that the LLC Agreement of the Delaware LLC Guarantor is the only limited liability company agreement, as defined under the DLLCA, of the Delaware LLC Guarantor;

(f)                                   we do not express any opinion with respect to the enforceability of Section 10.01 of the Base Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the Notes or the effect thereof on the opinions herein stated;

(g)                                  we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Base Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture and the Guarantees or any right of contribution of any party with respect to the Indenture and the Guarantees;

(h)                                 to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

(i)                                     we have assumed that the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers and that the Note Certificate conforms to the specimen thereof examined by us.

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In addition, in rendering the foregoing opinions, we have assumed that:

(a)                                 the Company and each Guarantor other than the Delaware LLC Guarantor (each, a “non-Delaware Guarantor”) (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing (and, in addition, in the case of Services, was duly incorporated and validly existing and in good standing as of the date of formation of the Delaware LLC Guarantor), (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which the Company or such non-Delaware Guarantor is a party;

(b)                                 the Company and each Guarantor other than an LLC Guarantor (as defined below) (each, a “Corporate Guarantor”) has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which the Company or such Corporate Guarantor is a party; Ozark Purchasing, LLC, a Missouri limited liability company (“Purchasing” and, together with the Delaware LLC Guarantor, the “LLC Guarantors”), has the limited liability company power and authority to consummate the issuance of the Guarantee of Purchasing contemplated by each of the Transaction Agreements to which Purchasing is a party; and Services has the corporate power and authority to authorize, execute and deliver, in its capacity as Sole Member of each LLC Guarantor, each of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, and to authorize such LLC Guarantor’s consummation of the issuance of the Guarantee of such LLC Guarantor contemplated thereby;

(c)                                  each of the Transaction Agreements to which the Company or any Corporate Guarantor is a party has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company or such Corporate Guarantor; and the authorization, execution and delivery by Services, in its capacity as Sole Member of each LLC Guarantor, of each of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, have been duly authorized by all requisite corporate action on the part of Services;

(d)                                 none of (x) the authorization, execution and delivery by Services, in its capacity as Sole Member of each LLC Guarantor, of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, (y) the execution and delivery by the Company and each Corporate Guarantor of the Transaction Agreements to which the Company or such Corporate Guarantor is a party or (z) the consummation by each Opinion Party of the issuance and sale of the Securities contemplated by the Transaction Agreements to which such Opinion Party is a party:  (i) conflicts or will conflict with the articles of incorporation, articles of formation, bylaws or limited liability company agreement, as applicable, or any other comparable organizational document of such Opinion Party, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which any Opinion Party or its property is subject, (iii) contravenes or will contravene any order or decree

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of any governmental authority to which any Opinion Party or its property is subject or (iv) violates or will violate any law, rule or regulation to which any Opinion Party or its property is subject; and

(e)                                  none of (x) the authorization, execution and delivery by Services, in its capacity as Sole Member of each LLC Guarantor, of the Transaction Agreements to which such LLC Guarantor is a party, on behalf of such LLC Guarantor, (y) the execution and delivery by the Company and each Corporate Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party or (z) the consummation by each Opinion Party of the issuance and sale of the Securities contemplated by the Transaction Agreements to which such Opinion Party is a party requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I
GUARANTORS

O’Reilly Automotive Stores, Inc., a Missouri corporation

Ozark Automotive Distributors, Inc., a Missouri corporation

Greene County Realty Co., a Missouri corporation

O’Reilly II Aviation Corporation, a Missouri corporation

Ozark Services, Inc., a Missouri corporation

Ozark Purchasing, LLC, a Missouri limited liability company

O’Reilly Auto Enterprises, LLC, a Delaware limited liability company